SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest  event  reported):  NOVEMBER 26, 2003
(NOVEMBER 12, 2003)



                             SZM DISTRIBUTORS, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                    000-33313                 94-4868287
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(State or other                     (Commission         (IRS Employer
jurisdiction of                     File Number)          Identification No.)
incorporation)



                         1811 CHESTNUT STREET, SUITE 120
                        PHILADELPHIA, PENNSYLVANIA 19103
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (215) 972-8191
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          (Former name or former address, if changed since last report)

SZM Distributors, Inc. ("SZMD" or the "Registrant") hereby amends Items 5 and 7 of its Current Report on Form 8-K dated November 12, 2003 (initially filed with the Commission on November 26, 2003 (the "Initial 8-K"), as amended on December 29, 2003.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.


REORGANIZATION

         On November 13, 2003, a wholly-owned subsidiary of SZM Distributors, Inc. ("SZMD" or the "Company") merged with and into TNX Television, Inc., a Delaware corporation ("TNX") and TNX became a wholly-owned subsidiary of SZMD in a transaction accounted for as a reverse acquisition of SZMD by TNX. Prior to the reverse merger, SZMD was a non-operating public shell corporation with nominal assets. Following the reverse merger, the management of TNX controlled the merged company and the principal shareholders of TNX became principal shareholders of the merged company. As a result of the reverse merger transaction, TNX Television Inc. will continue as an operating entity and as a wholly-owned subsidiary of SZMD, and the historical financial statements of TNX replaced those of SZMD. In February 2004, we intend to change our company's name from "SZM Distributors, Inc." to "TNX Television Holdings, Inc."

                             DESCRIPTION OF BUSINESS


         Unless otherwise indicated, or unless the context otherwise requires, all references below to the term "TNX," "we," "our" or "us" shall mean SZMD and TNX after the completion of the reverse merger transaction.

COMPANY OVERVIEW

         We are engaged in the development, installation and operation of in-carriage broadcast systems on commuter railway lines. We have developed an integrated solution for railway commuter services that delivers entertainment and information programming to passengers via the operation of an in-carriage broadcast system, or the TNX system. We believe that we are the only company currently with a total solution to in-train television broadcasting. Our business model is designed to make the adoption of the system very simple for railway companies. We develop, install, maintain and finance all of the necessary equipment on the trains. We also provide all content programming and revenue generation management. In return, we pay the train operator an agreed-upon fee for the concession rights to install the TNX system on their trains. We believe that installation of our TNX system offers considerable benefits to train operators beyond the additional revenues they would receive, including the ability to offer a more entertaining passenger experience and enhanced communication of information to passengers. We intend to generate revenues by selling commercial time to advertisers that would be broadcast during the programming.

         Our initial focus is on commuter train lines in the United Kingdom, where we already have exclusive commercial relationships for the provision of our TNX system with a number of the privately owned Train Operating Companies, or TOCs. We have entered into a six year agreement with Central Trains Ltd. beginning in February 2004 to install our system in Central Trains' Birmingham commuter services, representing approximately 18 million passenger journeys per year. We have also entered into letters of intent, giving us 12-month negotiating exclusivity, with Thameslink, South Central and Connex South Eastern, which collectively represent over 30% of the UK commuter train market.

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We are in the process of seeking to enter into definitive agreements with the
TOCs that have entered into letters of intent.

         Our broadcast programming is delivered via satellite to railway stations across the UK, and is then uploaded onto trains at regular intervals during the day when trains pass through the railway stations with our installed radio nodes. Typically, train carriages will be fitted with six to eight liquid crystal display, or LCD, screens. The broadcasts will be designed for a 30 minute average journey, and will be broken into short segments, including news, entertainment, sports, weather, music videos, special interest programming (food, travel, fashion), all of which we expect will be supplied through relationships to be established with third party content providers. We have conducted a pilot phase of the TNX system on both the Birmingham and London commuter train networks, from which customer feedback has been extremely positive. A quiet zone will be designated in each carriage for passengers desiring not to hear the audio from the system.

         We expect to generate revenues by selling commercial time to advertisers. We believe that our in-train captive audience programming represents a major new potential advertising medium. At a time of increasing channel proliferation as a result of digitalization, our medium offers a captive audience that on average spends thirty minutes in the train twice a day, five days per week and two-thirds of which travel the same journey every day. The audience also has highly appealing demographic characteristics that have traditionally appealed to advertisers. We are currently working together with the UK independent media sales house, Digital Media Sales Ltd., to market the opportunity to both media buyers and outdoor media specialists. We expect to receive our first commitments from advertisers for the Central Trains contract during the first calendar quarter of 2004.


CORPORATE HISTORY

         SZMD was incorporated under the laws of the state of Nevada on May 25, 2001 under the name "SZM Distributors, Inc." as a development stage enterprise engaged in the distribution and sale of novelty products, including plush toys, disposable pocket binoculars and bobblehead dolls, which were all developed and manufactured by third parties.

         In 2002, SZMD's plan of operation was modified to attempt to merge or effect a business combination with a private operating entity. Pursuant to an Agreement and Plan of Merger, dated as of November 12, 2003, a wholly-owned subsidiary of SZMD, SZMD Acquisition II, Inc., a Delaware corporation, merged with and into TNX Television, Inc., a Delaware corporation. TNX was the surviving corporation in the merger and became a wholly-owned subsidiary of SZMD.

         Pursuant to the merger agreement, each share of TNX common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive one share of our common stock. As a result of the merger, TNX's former shareholders acquired direct and beneficial ownership and control of 28,665,924 newly issued shares of SZMD's common stock. These shares of common stock now comprise 67% of SZMD's outstanding common stock.

         Pursuant to the merger agreement, all outstanding options and warrants to purchase shares of TNX common stock were exchanged or converted into options and warrants to purchase shares of SZMD's common stock on the same terms and conditions as were in effect prior to the effective time of the merger. The options and warrants issued with respect to such exchanged options and warrants are exercisable for such number of shares of SZMD's common stock equal to the number of whole shares of TNX common stock subject to each such exchanged option or warrant immediately prior to the effective time of the merger. Following the merger, options and warrants to purchase an aggregate of 6,334,076 shares of

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common stock at prices ranging from $0.08 to $0.25 are outstanding, all of which were exchanged or converted in the merger. Upon consummation of the merger, the former SZMD board of directors and management resigned and were replaced by TNX's board of directors and management, and SZMD began to carry on TNX's business activities.

         On February 12, 2004, we intend to hold a special meeting of our stockholders to approve (i) the change of SZMD's state of incorporation from Nevada to Delaware and its corporate name to TNX Television Holdings, Inc. by means of a merger with and into a wholly-owned Delaware subsidiary, TNX, and
(ii) the Company's 2004 Employee, Director and Consultant Stock Option Plan (the "Option Plan").

     In addition, we plan to change our OTC Bulletin Board stock symbol for our common stock from "SZMD" to "TNXT."

         We conduct our operations with and through our wholly-owned subsidiary, TNCI UK Ltd., a corporation registered under the laws of England and Wales. We also have a subsidiary, TNX Limited, a corporation registered under the laws of England and Wales, which does not currently conduct any operations.


INDUSTRY BACKGROUND

         The UK railways were privatized between 1995 and 1997. The infrastructure was placed in a public company, Railtrack, and the operation of the trains was divided into 25 franchised TOCs. The passenger rail cars were sold to specialist leasing companies and then leased back to the TOCs. The TOCs won their franchises through a competitive process which focused on performance and subsidies to be paid by the TOCs to the UK government. Most franchises were awarded for seven years, but some franchises were awarded for longer periods in cases where the purchase of new trains was necessary. The franchises are structured in such a way that the TOC effectively has no assets but is focused on providing the train service. Some of the TOCs are in the process of renewing their franchises.

         Entertainment systems are a new area for the TOCs. Entertainment and information systems have been limited in railway applications because of technological problems in communicating with the trains. An information and entertainment system represents a potential new source of revenue for the TOCs. Additionally, the introduction of such systems provides an opportunity for the TOCs to communicate more effectively with their passengers, which is a key issue for the Strategic Rail Authority, the governing UK agency that controls the TOCs' franchise.


OUR SOLUTION

         The introduction of public frequency radio systems in recent years based on the 802.11 wireless standard, the standard protocol for radio-frequency wireless data transmission and networking, has provided an opportunity to overcome the technological limitations of providing broadband radio communications to trains. We have developed what we believe is a unique business proposal that simplifies the adoption of entertainment and information systems by the TOCs by offering a complete solution which is tailored to the railway environment utilizing the 802.11 standard and providing a turnkey system at no cost to the TOC. We manage installation, maintenance, provision of content and are responsible for generating advertising revenues by selling commercial time to advertisers. In return, the TOC receives a payment based on the number of passenger journeys and the utilization of space on their trains. In addition, at marginal cost, we can provide enhanced passenger information systems and

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improved security through closed circuit television, or CCTV. If a TOC contracts with us to provide CCTV, we intend to reduce our overall payment to the TOC.

         We believe that the turnkey solution is very attractive to TOCs, first, because of their lack of technical expertise in our type of entertainment system, and secondly, we alleviate for them the costs of buying, installing and maintaining the systems. It also allows the TOC to focus on its core competencies instead of installing and maintaining entertainment systems.


OUR STRATEGY

         Our strategy has been to focus initially on the UK market, where the privatized environment has made train operators more innovative and receptive to offering the railway passenger a better travel experience than in other countries where the train system is government operated. We entered into our first agreement with Central Trains Ltd, the train operator for the Birmingham commuter services. We are now focusing on the London commuter services, which provide large numbers of passengers with an extremely attractive demographic profile to advertisers. Our strategy is to have our TNX system deployed and accessible to an audience attractive to advertisers in the shortest possible time. By broadcasting our programming to a large number of passengers, we believe that we can create better opportunities for advertisers, thereby increasing our potential revenues from advertising.

         We expect to enter into agreements with additional UK-based TOCs with whom we currently have letters of intent by the end of the first calendar quarter of 2004 and begin installation and operations with these TOC soon thereafter. If successful in the UK, we intend to expand our efforts into other suitable markets outside the UK, such as in continental Europe, the United States or East Asia. We expect once we have successfully established TNX systems in the UK, the sales cycle in other markets would become shorter. We intend to pursue markets based on several market factors, including, passenger demographics, average commute time, strategic partnerships, content availability, regulatory and legal issues, and technology and infrastructure requirements.

         We intend to conduct regular independent market surveys on the impact on, and retention by, passengers viewing TNX system delivered advertising. Such surveys will be used to evaluate and market the strength of the medium and, if needed, to fine tune the content offering. We believe that regular measurement of ridership and demographics should allow us to maximize our advertising potential and provide advertisers with a current assessment of the impact of their advertisements and an indication of the value generated by the particular campaign.


THE TNX SYSTEM

         Our TNX system provides passengers with access to news, information, entertainment and advertising through video and audio streams displayed on LCD flat panel screens installed at key locations within the rail vehicle. Multimedia content programming is delivered from a play-out center across a satellite network to the rail depots or stations for automatic update by wireless technology to the rail vehicles overnight, and as the trains arrive and leave the stations.

         The TNX system integrates technologies that have been tested and are available in other applications. We will be using third party companies to manufacture and supply the TNX systems under contract, using our proprietary network architecture and specification. The system's network architecture will use technology in the 2.4 GHz ISM licensed exempt band.

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         The TNX system has been designed to easily retrofit into a rail vehicle and addresses key issues of size, weight, power consumption and maintenance. Maintenance is a critical issue given the harsh environment; as a result, the TNX system uses rugged equipment to increase reliability.

         The TNX system is designed to allow the content played during the day to be varied to suit the interests of the demographic that is using the train at different times. Thus, advertising can be targeted more effectively, thereby maximizing advertising impact and revenues.

PROGRAMMING

         Content programming acquired by us can be divided into two distinct categories: (1) news, weather and sports programming and (2) general interest features. We are currently in negotiation with several major providers of news and associated sports and weather reporting in the UK and we expect to make an announcement during the first calendar quarter of 2004 with respect to our choice to provide such programming. We expect that the general interest items will be sourced from a range of production companies, mostly based in the UK, where there is a wide choice and competitive pricing. We expect that the content will be procured on the basis of captive audience pricing.

CUSTOMERS

         Our initial strategy is to target TOCs operating commuter rail lines in the UK. We have entered into a six year agreement with Central Trains Ltd. beginning in February 2004 to install our system in Central Trains' Birmingham commuter trains, representing approximately 18 million passenger journeys per year. We have also entered into letters of intent, giving us 12-month negotiating exclusivity, with Thameslink, South Central and Connex South Eastern, which collectively represent over 30% of the UK commuter passenger train market. We have also begun discussions with the majority of the remaining TOCs in the UK.

         We expect to enter into agreements with additional UK-based TOCs with whom we currently have letters of intent by the end of the first calendar quarter of 2004 and begin installation and operations with these TOCs soon thereafter. If successful in the UK, we intend to expand our efforts into other suitable markets outside the UK, such as in continental Europe, the United States or East Asia. We do not expect to reach this point until calendar year 2005. We expect that with successful TNX systems in operation in the UK, the sales cycle in other markets would become shorter. We intend to pursue markets based on several market factors, including passenger demographics, average commute time, strategic partnerships, content availability, regulatory and legal issues, and technology and infrastructure requirements.

SALES AND MARKETING

         We are currently engaged in securing agreements with TOCs for the installation of our systems and soliciting advertisers for the commercial slots available during the content programming. We have two employees directly engaged in securing agreements with the TOCs and one employee engaged in the sale of advertising space during our content programming.

         Prior to entering into the first contract, we conducted a demonstration in July 2003 to assess passenger reaction, generate market research data in support of sales, fine tune content and resolve any outstanding technical issues. Overseeing the passenger feedback was Ipsos, one of the UK's largest independent market research firms. Ipsos received back nearly one thousand questionnaires and also conducted follow-up face-to-face interviews, as well as telephone calls with passengers. Results of Ipsos' findings are shared with prospective TOCs and advertisers.

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         We are seeking advertisers for the advertising slots during our content programming. We expect to initially pay commissions to advertising agencies that we have engaged to sell advertising space. We are currently working together with Digital Media Sales Ltd., a UK-based independent media sales house, to market the opportunity to both media buyers and outdoor media specialists.

MANUFACTURING

         We do not manufacture any of the equipment used in the TNX system. We are, however, responsible for the overall integration of the various elements of the system.

         We purchase most of the hardware for our system, manufactured to our specification, from Linsang Manufacturing, Inc., a company based in Beltsville, Maryland, pursuant to a supply agreement entered into in September 2003. Linsang is an integrated provider of electronic manufacturing services, which was founded by a group of professionals from Yurie Systems and Lucent Technologies, which provides us with a nimble, single, "turn-key" source for the design, development, integration and delivery of interactive broadband entertainment and information systems on trains. Linsang's services include design realization services and quality production services including integration and testing, field installation, repair and maintenance and field asset management. Pursuant to the agreement, we are guaranteed certain pricing for the purchase of up to $6 million worth of equipment. The agreement requires us to purchase the equipment within a specified time frame in order to maintain the pricing. In addition, we have an exclusive arrangement with Linsang whereby it cannot enter the railway market with any products competitive to ours, assuming that we are compliant with the terms of the agreement.

         Other railway related hardware is sourced from established providers of such equipment within the railway industry such as Powertron in the UK.

RESEARCH AND DEVELOPMENT

         Our research and development activities are focused on the development of wireless communication and data transmission systems with particular focus on integrating the encoding of digital data with satellite transmission technology to achieve broadcast quality programming. We are currently working to adapt established technology to meet the stringent regulatory requirements of both rail vehicles and the railroad infrastructure.

COMPETITION

         Currently, we have not identified any direct competitors to our company in the UK commuter rail market. There is a system installed on Heathrow Express (serving London to Heathrow Airport), which employs DVD, rather than server based technology. We do not view DVD-based technology as true competition as it is unable to provide near "real-time" programming. To the best of our knowledge, it has not been updated since installation nearly six years ago. The railway industry has historically been divided into equipment suppliers and train operators. The TNX system is a hybrid and, as a result, unique in its offering as it brings together hardware, support, communications, content and advertising in a single package.

         We may face potential future competition as the market develops for our products. There are no meaningful intellectual property barriers to prevent competitors from entering into this market, and we cannot assure that a competitor with greater resources than us will not enter into the market. These competitors may have vastly larger technical staffs, more established and larger marketing and sales organizations, and significantly greater financial resources.

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INTELLECTUAL PROPERTY

         We will rely on copyright, trade secret and trademark law, as well as provisions in our license, supply and other agreements in order to protect our intellectual property rights. We have registered the TNX name and logo as a UK trademark. As part of the supply agreement with Linsang which requires the supply of hardware according to our specifications and the development contract with NIIT, a diversified global IT services company, we retain the intellectual property rights for the system developed for the TNX system. We do not have any patents. All of our employees have a non-disclosure provision included in their service agreements.

GOVERNMENT REGULATION

         We are not classified as a broadcaster, but as the provider of captive audience programming. As a result, we are not subject to government legislation designed to control broadcasters. As we offer advertising, however, we will have to comply with the self-regulation standards relating to advertising in the UK and, if we expand to other countries, we may have to comply with similar regulations in other countries.

EMPLOYEES

         As of January 20, 2004, we had a total of 20 full-time employees. Of the 20 employees, we have three employees, including our chief executive officer and chief financial officer, based in the United States and the balance located in the United Kingdom. In the UK, in addition to the Managing Director of TNCI UK, a total of 11 individuals are engaged in Operations/Engineering, two are in finance, two in sales and marketing and media management and one provide administrative support.


FACILITIES

         Our corporate headquarters are located in the Center City section of Philadelphia, Pennsylvania in approximately 2,094 sq. ft of office space based on a tenancy at will agreement. Monthly lease payments are $3,315 per month plus electric and operating charges. Our operating subsidiary, TNCI UK, Ltd. occupies approximately 6,000 square feet of office space in Derby, England based on a tenancy at will agreement. Monthly lease payments under this lease are approximately $8,750 per month. We are currently negotiating with the landlord's agent to enter into a more formal lease for a period of five years. If we are unsuccessful in negotiating for a more permanent lease at such location, we believe that suitable space will be readily available at other locations.

         We also have a license for office facilities for two staff members based in London. The accommodation is terminable on three months' notice. We are also seeking to enter into a five year lease for a warehouse and workshop facility in Derby, England.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings.


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                                  RISK FACTORS

      Investing in our stock is highly speculative and risky. You should be able to bear a complete loss of your investment. Before making an investment decision, you should carefully consider the following risk factors. If any event or circumstance described in the following risk factors actually occurs, it could materially adversely affect our business, operating results and financial condition. The risks and uncertainties described below are not the only ones which we face. There may be additional risks and uncertainties not presently known to us or those we currently believe are immaterial which could also have a negative impact on our business, operating results and financial condition.

      We have a limited operating history which makes it difficult for you to evaluate us.

      TNCI UK Ltd., our operating subsidiary, was formally established in the United Kingdom in September 1999. As a result, we have only a limited operating history on which you can evaluate us and our potential. Our revenue and income potential are unproven. An investor must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets. These risks and difficulties include our ability to:

      o     execute business and marketing strategies;
      o secure necessary advertising revenues to achieve business plan targets;
      o develop or upgrade our products, technology or business processes to meet market demand;
      o develop our infrastructure and attract and retain qualified personnel;
      o     attract and maintain TOCs and other customers;
      o provide customer support, personnel and facilities to support our business;
      o     establish and maintain strategic relationships;
      o     respond effectively to competitive and technological developments;
            and
      o anticipate and respond to delays in the development of products and systems, unanticipated costs, uncertain market conditions and adverse changes in technology.

We cannot predict with any certainty the degree of success we will have in achieving our business objectives.

      We have a history of operating losses and we may not be profitable in the future.

      We have incurred substantial losses and negative cash flows since our inception. We had an accumulated deficit of approximately $6,376,000 at September 30, 2003 and incurred net losses of approximately $2,573,000 for the year ended June 30, 2003 and $800,000 for the three months ended September 30, 2003. We expect to have net operating losses and negative cash flows for the foreseeable future, and expect to spend significant amounts of capital to purchase capital equipment, install and operate our TNX systems, enhance our products and services, develop further sales and operations, and fund expansion. Our success will ultimately depend on our ability to generate revenues from advertising, such that our business development and marketing activities may be financed by revenues from operations instead of outside financing. As a result, we will need to generate significant advertising revenue to break even or achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      Because there can be no guarantee that future financings will be available to us, we cannot ensure that we will be able to obtain the capital necessary to implement our plan of operation.


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         We do not currently generate cash to fund our operations. Accordingly, we contemplate seeking to raise funds in the future through public or private financings, or from other sources. There can be no assurance that the necessary additional financing will be available to us or available on acceptable terms. If additional funding is not available to us when needed, we may be required to curtail our installation plans and our business and financial condition could be materially adversely affected. We cannot guarantee that we will be able to obtain any additional financing or that such additional financing, if available, will be on terms and conditions acceptable to us. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our commuter railway installation plans cause unexpected large future capital expenditures.

         WE DO NOT HAVE A DIVERSE PORTFOLIO OF PRODUCTS AND IF OUR LIMITED PRODUCT OFFERINGS ARE NOT ACCEPTED BY THE MARKET, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

         Our success will be determined by the market acceptance of our TNX system. Demand for our TNX system could be affected by numerous factors outside our control, including, among others, market acceptance by TOCs and other prospective customers, the introduction of new or superior competing technologies or products that are available on more favorable pricing terms than those being offered by us, and the general condition of the economy. Any market acceptance for our products may not develop in a timely manner or may not be sustainable. New or increased competition may result in market saturation, more competitive pricing, and lower margins. Our business, operating results and financial condition would be materially and adversely affected if the market for our products and services fails to grow, grows more slowly than anticipated, or becomes more competitive or if targeted customers do not accept our products and we experience a corresponding reduction in revenues, a higher loss and a failure to generate substantial revenues in the future.

         OUR SUCCESS IS DEPENDENT UPON ADVERTISING REVENUES, THE ABSENCE OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We expect to derive most of our revenues from advertisers purchasing commercial time during our content programming displayed on the TNX system. Although we are currently working with a UK-based independent media sales house and believe that the "captive audience" and their attractive demographic profile should be attractive to advertisers, we cannot assure that advertisers will purchase advertising from us. Because certain advertisers may discontinue or reduce advertising on our programming from time to time, we anticipate that we could experience fluctuations in operating results and revenues. The failure to attract and enter into new and/or additional agreements with advertisers and to derive significant revenues from these advertisers would have a material adverse effect on our business and financial results.

         IN ORDER TO GROW OUR BUSINESS, WE MUST SECURE NEW INSTALLATIONS ON COMMUTER TRAINS AND MAINTAIN EXISTING INSTALLATIONS.

         Our growth is dependent upon our ability to increase the number of installation sites of the TNX system on commuter railway trains. If we increase our installation sites, we will have increased viewership and should be able to increase our advertising revenue. In addition, we believe that if we are able to increase our installation sites on commuter railway trains, it will become more difficult for a competitor to enter the market. The failure to increase or maintain installation sites would have a material adverse effect on our business and financial results.

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         WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS.

         All of the LCD screens and other key components utilized in the TNX system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. There can be no assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into such manufacturing contracts, we face the possibility that such contracts will not be extended or replaced. We anticipate that we can obtain in a timely manner alternative sources of supply for substantially all of our components and that the failure to extend or replace existing contracts would not have a material adverse effect on us, although there can be no assurance in this regard.

         IF WE CANNOT ACQUIRE PROGRAMMING ON FAVORABLE TERMS TO US, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

         We believe that our ability to maintain access to news, weather and sports content and other programming on a regular, long-term basis, on terms favorable to us, is important to our future success and profitability. Our programming will consist primarily of music, news, information and entertainment. We are currently in negotiation with several major providers of news and associated sports and weather reporting in the UK. Our inability to acquire programming on terms favorable to us or the termination of substantially all or a large number of programming agreements would have a material adverse effect on our business and financial results.

         WE WILL HAVE TO KEEP PACE WITH NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE IN ORDER TO REMAIN COMPETITIVE IN THE marketplace.

         To remain competitive, we may need to enhance and improve our responsiveness, functionality and the features of the TNX system. The software, hardware, media and communications markets are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies, and the frequent and rapid emergence of new industry standards and practices any of which could render our products, technology or business model obsolete. Our success depends, in large part, on our ability to develop new technologies, products and services to enhance our existing products and to attend to the needs of an increasingly sophisticated marketplace. We may also need to respond to emerging industry standards and technological advances. Any failure to successfully develop and market products and services and product and service enhancements could have a material adverse effect on our business, operating results and financial condition.

         OUR BUSINESS DEPENDS UPON THE PERFORMANCE OF OUR CUSTOMERS AND MEDIA PARTNERS, WHICH IS UNCERTAIN.

         Economic, governmental and industry factors outside our control affect us. Material risks relating to our customer companies include the following:

         o        passenger traffic declines;

         o        downturn in advertising spending; and

         o        lack of acceptance of our concept by the TOCs.

If any of the foregoing items were to occur, we would generate less revenue from advertising than we anticipated.

         WE MAY NOT BE ABLE TO MANAGE OUR GROWTH TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN AND SUCH MISMANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO GROW.

         We anticipate a period of significant growth in connection with expansion of our marketing efforts and business. The resulting strain on our managerial, operational, financial, and other resources could be significant and could render our increased marketing efforts useless. Our ability to manage our growth effectively will require us to continue to improve our operations, financial and managerial controls, reporting systems and procedures. If we are successful in achieving our growth plans, such growth is likely to result in increased responsibility for our management. Our anticipated future growth will place a significant demand on our managerial, operational and financial resources due to:

         o The need to manage relationships with various strategic partners and other third parties;

         o Difficulties in hiring and retaining skilled personnel necessary to support our business;

         o        The need to train and manage a growing employee base; and

         o Pressures for the continued development of our financial and information management systems.

         If we have not made adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed.

         WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OTHER COMPANIES.

         We face potential future competition as the market develops for our products. We compete for advertisers with many other forms of advertising media, including television, Internet, radio, print, direct mail and billboard. There are no meaningful intellectual property barriers to prevent competitors from entering into this market, and we cannot assure that a competitor with greater resources than us will not enter into the market. These competitors may have vastly larger technical staffs, more established and larger marketing and sales organizations, and significantly greater financial resources. The rapid pace of technological change constantly creates new opportunities for existing and new competitors and can quickly render existing technologies less valuable. In the event that the market for our products develops, additional competitors may enter the market and competition may intensify. Inability to compete with respect to the following factors could have a material adverse affect on our business: product performance, product features, reliability, hardware, product reputation, pricing, levels of advertising, availability and quality of customer support, and timeliness of product upgrades.

         OUR TECHNOLOGY ORIENTED PARTNER COMPANIES' PRODUCTS COULD EXPERIENCE TECHNICAL DIFFICULTIES, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         The products of our technology-oriented partner companies, such as Linsang Manufacturing, are highly specialized and involve intricate technologies and electronic components that may be subject to technical difficulties. These technical difficulties could occur at any time as a result of component malfunction or some other reason. Although our technology-oriented partner companies generally utilize quality control procedures and test products before marketing them, there is no assurance that all defects will be identified. We believe that reliability will be an important consideration for customers of our partner companies. Failure to detect and prevent defects and design flaws in the products of these partner companies could adversely affect our business, financial condition and operating results.

         WE ARE ENTERING A NEW INDUSTRY AND ARE UNCERTAIN OF MARKET ACCEPTANCE OF OUR BUSINESS MODEL.

         We, as opposed to the TOCs, are bearing most of the financial risk associated with the economics of our system. We are offering the TNX system free to our customers. Additionally, we expect to pay an annual fee to our customers tied to the number of passengers that view the system. In order to pay for the system and to earn profits, we will be seeking advertisers to purchase commercial time at certain rates. These rates are based on information collected by market professionals for mainstream and alternative or "ambient" media channels and are used for making forecasts for pricing our advertising on our system. There is no guarantee, however, that we will be able to sell these advertising slots or sell them at the rates we anticipate. Failure to do so could have a material adverse effect on our business and result in estimated losses.

         INTELLECTUAL PROPERTY ISSUES, GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD AFFECT OUR PARTNER COMPANIES WHICH MAY HAVE AN ADVERSE AFFECT ON US.

         Intellectual Property. Our partner companies utilize certain proprietary technologies and other intellectual property that are valuable to them. They protect this intellectual property in a variety of ways, such as through patent, trademark and copyright law. In addition, our partner companies rely on confidentiality agreements with key employees to prevent disclosure of important intellectual property to third parties. There is no assurance that any of these protections will prove sufficient to prevent third parties from using our partner companies' intellectual property either through legal or illegal means. Use by third parties of intellectual property of one of our partner companies could adversely affect that partner company's business. In addition, we can give no assurance that any particular aspect of any of our partner companies' intellectual property will not be claimed to infringe the intellectual property rights of a third party. Intellectual property infringement litigation for or against any of our partner companies would likely have an adverse effect on that partner company's business.

         Government Regulation And Legal Uncertainties. Our partner companies are subject, both directly and indirectly, to various laws and governmental regulations relating to their businesses. Our partner companies that operate abroad are subject to the laws and regulations of foreign countries with which we are not familiar. We believe that our partner companies maintain compliance with these laws and regulations, and that, while there is expense incurred in doing so, these laws and regulations do not have a material impact on the operations of our partner companies; however, as a result of rapid technology growth and other related factors, laws and regulations may be adopted which significantly impact our partner companies' businesses, and, in turn, our business.

         WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We will rely on copyright, trade secret and trademark law, as well as provisions in our license, supply and other agreements in order to protect our intellectual property rights. Although we intend to protect our intellectual property rights vigorously, there can be no assurance that these measures will be successful. Additionally, no assurance can be given that our intellectual property rights will not be challenged, invalidated or circumvented or that such rights will provide competitive advantages to us. The loss of protection with respect to our technology or other intellectual property could have a material adverse effect on our ability to compete successfully in our business.

         IF WE RELY ON A BASE OF ONLY A FEW OF THE MAJOR TOC CUSTOMERS TO SERVE AS OUR VEHICLE FOR THE GENERATION OF A SIGNIFICANT PORTION OF OUR ADVERTISING REVENUES, THE LOSS OF ANY SUCH CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

         We anticipate being substantially dependent on a relatively small number of TOC customers during the next few years. Accordingly, the loss of any such customer, or any other customer, that accounts for a significant portion of our revenues from time to time, could adversely affect our business, operating results and financial condition due to the substantial decrease in advertising revenue such loss would represent.

         OUR TOC CUSTOMERS MAY NOT HAVE THEIR FRANCHISES RENEWED OR EXTENDED, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         Our business prospects could be adversely affected if one or several key UK TOCs with which we are currently negotiating have their franchises rescinded, not extended or not renewed. This action could cause delay in implementation of our business plan or even put at risk our investment in the capital infrastructure of a contract with the particular TOC.

RISKS RELATED TO OUR COMMON STOCK

         THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY PURCHASED THEIR SHARES, OR AT ALL.

         There has been no active public market for our common stock. An active public market for our common stock may not develop or be sustained. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control.

These factors include:

         o Competitors entering the market of distribution of television programming on commuter railway trains;

         o the announcement of new products or product enhancements by us or our competitors;

         o changes in earnings estimates or recommendations by securities analysts;

         o        developments in our industry; and

         o general market conditions and other factors, including factors unrelated to our own operating performance.

     The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility may be worse if the trading volume of our common stock is low.

     Additional risks may exist since we became public through a "reverse acquisition." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of us in the future.

         THERE ARE SIGNIFICANT COSTS ASSOCIATED WITH BEING A PUBLIC COMPANY, AND THOSE COSTS MAY BE MATERIAL TO OUR ABILITY TO BE PROFITABLE.

         As a result of the reverse acquisition, we became a publicly-traded company and, accordingly, are subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained privately-held and did not enter into the reverse acquisition. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the reverse acquisition and private placement.

         OUR COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock has been less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

         A SIGNIFICANT NUMBER OF OUR SHARES ARE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become gradually available for resale in the public market pursuant to the registration of those shares, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of our common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. The shares of common stock issued in the reverse acquisition and private placement are not subject to so-called "lock-up" agreements, which would restrict open market sales. In general, a person who has held restricted shares for a period of one year may, upon the filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

         Our officers, directors and principal stockholders control approximately 33% of our outstanding shares. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

         WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON THE STOCK PRICE.

         We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

         WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY.

         We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.


   CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

         This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those described in this Report under the heading "Risk Factors."

         All statements, other than statements of historical facts, included in this Report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Stockholders should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, we cannot assure stockholders that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this Report. These risk factors qualify all forward-looking statements attributable to us or persons acting on our behalf.

         Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. We have not reviewed or included data from all sources, and we cannot assure stockholders of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

         Set forth below are the names of the persons nominated as directors, their ages, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Each of the officers and directors listed below started with us at the closing of the reverse acquisition transaction on November 13, 2003. The directors listed below will serve until the next annual meeting of our shareholders.

         NAME                                    AGE         POSITION
         ----                                    ---         --------
         Irwin L. Gross                          60          Chairman of the Board, Chief Executive
                                                             Officer and President
         Stephen J. Ollier                       53          Director, Managing Director of TNCI UK, Ltd.
         Nicolas Rogerson                        60          Director, Chairman of Compensation Committee
         S. Lance Silver                         35          Director
         Howard Silverstone                      43          Director, Chairman of Audit Committee


IRWIN L. GROSS, 60, became a Director in December 2003 and also assumed the positions of Chairman, President and Chief Executive Officer in December 2003. Mr. Gross has been a director of TNCI UK, Ltd. ("TNCI UK"), our wholly-owned subsidiary, since 1999. In 1998, Mr. Gross founded and is currently the principal of the financial services firm, Ocean Castle Partners, LLC. Since 1998, Mr. Gross has been Chairman and CEO of Global Technologies, Ltd., a technology incubator. Mr. Gross became Chairman and CEO of The Network Connection, Inc. in 1999. The Network Connection, Inc. filed for Chapter 11 bankruptcy protection on March 24, 2001 and subsequently filed for Chapter 7 bankruptcy protection on January 17, 2002, whereupon Mr. Gross resigned as CEO and Chairman. From 1984 to 1998, Mr. Gross was Chairman and CEO of ICC Technologies ("ICC"), a desiccant-based air conditioning company. In 1998, ICC completed a reverse merger with Rare Medium, Inc., an Internet and e-commerce business solutions company. Mr. Gross earned a Bachelor of Arts degree in accounting from Temple University and a J.D. degree in law from Villanova University School of Law.

STEPHEN J. OLLIER, 53, became a Director in December 2003. Mr. Ollier has been the Managing Director of TNCI UK since 1999 and has been responsible for the operations of TNCI UK and the development and marketing of TNX's Digital-Rail system. From 1994 until 1999, Mr. Ollier was the Division Head at ALSTOM Railway Maintenance Services Ltd., a division of ALSTOM, which provided railway maintenance in Europe and Asia. Mr. Ollier has over 33 years experience in the UK railways industry, including 20 years with the publicly-owned British Railways, where he held several management posts. Mr. Ollier obtained a degree in mechanical engineering from Salford University in the UK and is a Member of the Institution of Mechanical Engineers.

NICOLAS ROGERSON, 60, became a Director in December 2003. Mr. Rogerson was founding partner and has been a Director since 2000 of Concept 2 Profit Ltd., a business developer. From 1969 to 2000, Mr. Rogerson has worked for Dewe Rogerson Group, a company that he co-founded and one of the UK's first integrated financial communications companies, providing a range of marketing communications services primarily to listed, soon-to be listed companies and financial institutions. In 1975, Mr. Rogerson became Managing Director. In 1985, there was a reorganization reflecting the growing international nature of the business and Mr. Rogerson was appointed Group CEO and Chairman of Dewe Rogerson International. In 1998, Mr. Rogerson negotiated and completed the sale of Dewe Rogerson Group to Incepta plc. Mr. Rogerson attended Winchester College and Magdalene College in the UK.

S. LANCE SILVER, 35, became a Director in December 2003 and has been a director of TNCI UK since 1999. Mr. Silver is also a partner in the Philadelphia-based law firm of Wilk, Brand & Silver, P.C. Mr. Silver's other current business interests include control of the Silk Real Estate Group, which is comprised of twenty properties in the Philadelphia area and ownership of Silk Abstract Company, which provided title insurance and related land transfer services in real estate transactions in Pennsylvania and New Jersey in 2003. From September 1999 to December 2002, Mr. Silver served as General Counsel of Global Technologies, Ltd,, a technology incubator that was publicly traded on the Nasdaq Stock Market. From September 1994 to September 1999, Mr. Silver practiced law in the corporate department of Wolf Block Schorr and Solis-Cohen, LLP, where he specialized in securities law and merger and acquisitions. Mr. Silver received the degree of Juris Doctor from Temple University School of Law, where he graduated magna cum laude and Law Review. He received a Bachelor of Science in Finance from Pennsylvania State University.

HOWARD SILVERSTONE, 43, became a Director in December 2003. Mr. Silverstone has extensive experience with forensic and investigative accounting and is a licensed certified public accountant in Pennsylvania and a chartered accountant in the UK. Over the past ten years, Mr. Silverstone has worked as a Principal in the Philadelphia office of Kroll Inc. Mr. Silverstone is co-author of "Forensic Accounting and Fraud Investigation for Non-Experts," has had several papers published in accounting and law trade journals and has testified on numerous occasions on issues involving lost profits, fraud and construction claims in federal and state courts, mediations and arbitrations. Mr. Silverstone has a Bachelor of Arts degree in accounting from London Guildhall University in London, England.

EXECUTIVE OFFICERS

         The names of, and certain information regarding our executive officers who are not also directors are set forth below. Except for executive officers who have employment agreements with us, the executive officers serve at the pleasure of the Board of Directors.

         NAME                        AGE            POSITION
         ----                        ---            --------
         David N. Shevrin            41             Chief Financial Officer &
                                                    Secretary



DAVID N. SHEVRIN, 41, has served as our Chief Financial Officer and Secretary since the completion of the merger in November 2003. In 1998, he co-founded Ocean Castle Investments, LLC, a financial services firm and served as a Vice President. He led the firm's investment evaluations and provided business development, strategic planning and on-going management support for the portfolio companies. From 1998 to 2002, Mr. Shevrin served as Vice President and Secretary of the Global Technologies, Ltd., a technology incubator, with primary responsibility for business development and analysis. From 1994 to 1998, Mr. Shevrin served as Assistant to the Chief Executive Officer at ICC Technologies, overseeing many diverse corporate projects and played a key role in its reverse merger with Rare Medium Corp. Before then, Mr. Shevrin served as a Product Manager with Kraft General Foods, managing a portfolio of products. Mr. Shevrin received his M.B.A. degree from Duke University's Fuqua School of Business and Bachelor of Arts degree in Economics from Emory University.

                           RELATED PARTY TRANSACTIONS


         We issued a promissory note (the "Gross Note") on December 3, 2003 to Gross Investments Company, LP ("Gross Investments") for $85,000. The managing partner of Gross Investments is our Chairman, Chief Executive Officer and President, Irwin Gross. The Gross Note accrues interest at a rate of ten percent per annum, was due January 5, 2004 and includes a one-time transaction fee of $1,500 owed to Gross Investments. The note was repaid on January 9, 2004 in the amount of $87,361.64.

         We issued a second promissory note (the "PP Note") on December 16, 2003 to Platinum Partners Global Macro Fund, LP ("Platinum") for $100,000. Platinum is the beneficial owner of 3,370,177 shares of our common stock, which comprises 7.9% of our outstanding common stock. The PP Note accrues interest at a rate of ten percent per annum, was due January 16, 2003 and includes a one-time transaction fee of $1,500 owed to Platinum. The note was repaid on January 9, 2004 in the amount of $102,130.14.

         Prior to the reverse merger transaction, TNCI UK borrowed $500,000 from Belgravia Investment Partners, LP ("Belgravia") between April and September 2003 with an interest rate of ten percent per annum. Belgravia converted the principal and the interest of the loan into 2,081,529 shares of our common stock on November 13, 2003 in connection with the merger. We also contracted with Belgravia to provide management services. As of December 12, 2003, we had paid Belgravia a total of $20,000. The managing partner of Belgravia is our Chairman, Chief Executive Officer and President, Irwin Gross.

         Ocean Castle Partners, LLC ("Ocean Castle") received warrants to purchase 398,103 shares of our common stock at an exercise price of $.129 and warrants to purchase 327,047 shares of our common stock at an exercise price of $.25 for providing certain investor relations services. TNCI UK also entered into a management and consulting agreement (the "Management Agreement") with Ocean Castle in February 2002. The Management Agreement provides for the payment of $33,000 per month to Ocean Castle for twenty four months and the delivery of warrants to purchase common stock of TNCI UK. TNCI UK has issued and delivered the warrants but only paid nine of the twenty four monthly installments. As a result, $264,000 and $363,000 (unaudited) was due to Ocean Castle as of June 30, 2003 and September 30, 2003, respectively, (which amounts are included in accounts payable and accrued expenses) under the Management Agreement. The principal of Ocean Castle is our Chairman, CEO and President, Irwin Gross.

         Except for the transactions with Gross Investments, Platinum, Ocean Castle and Belgravia, there have been no transactions between us and any officers, directors or five percent security holders. To our knowledge, except for the transactions with Gross Investments, Platinum, Ocean Castle and Belgravia, there are no business relationships between any of our directors or nominees for director and us, nor have any such relationships existed during our last fiscal year. To our knowledge, no directors or nominees for director have been in debt to us.

         We believe that all of the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans between us, our officers, principal stockholders and our affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2004, by:

         o the executive officers named in the summary compensation table;

         o        each of our directors;

         o all of our current directors and executive officers as a group; and

         o each stockholder known by us to own beneficially more than five percent of our common stock.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 1, 2004, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 42,665,924 shares of common stock outstanding on January 1, 2004.

         Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

           NAME OF BENEFICIAL OWNER (1)               NUMBER OF SHARES
           ------------------------                     BENEFICIALLY               PERCENTAGE OF
                                                            OWNED                  COMMON STOCK (2)
                                                      --------------------        ------------------
DIRECTORS AND EXECUTIVE OFFICERS
Irwin L. Gross 3                                        14,031,267 shares                 32.9%
Stephen J. Ollier 4                                        817,838 shares                  1.9%
Nicolas Rogerson                                                                              *
S. Lance Silver 5                                          176,476 shares                     *
Howard Silverstone                                                    ---                     *
David N. Shevrin 6                                         715,235 shares                  1.7%
All current executive officers                          15,746,703 shares                 36.9%
  and  directors as a group (6 persons)

FIVE PERCENT STOCKHOLDERS
Global Technologies, Ltd.7                                5,863,301shares                 13.7%
Platinum Partners Global Macro Fund, LP 8                 3,370,177shares                  7.9%
Platinum Partners, LP 9                                   3,370,177shares                  7.9%
Royal Hill Company B V                                  12,428,592 shares                 29.1%
Belgravia Investment Partners, LP10                      4,839,829 shares                 11.4%

--------------------
* Represents beneficial ownership of less than 1% of the shares of Common Stock.

1 Unless otherwise indicated, the address for each director and executive officer listed is the address of the company at 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103.

2 The percentages shown are based on 42,665,924 shares of common stock issued and outstanding as of January 1, 2004.

3 Includes (a) 4,354,337 shares held by Belgravia Investment Partners, LP, in which Mr. Gross is the managing partner and has sole voting and dispositive power, (b) 776,787 shares held by Gross Investments Company, LP, in which Mr. Gross is the managing partner and has sole voting and dispositive power, (c) 5,863,301 shares held by Global Technologies, Ltd., of which Mr. Gross is Chief Executive Officer and has sole voting and dispositive power, (d) 485,492 shares pledged to Belgravia Investment Partners, LP by Reed Properties Inc. granting voting control of such shares to Belgravia Investment Partners, LP, of which Mr. Gross is the managing partner and has sole voting power and (e) 2,051,350 shares underlying warrants and options that are immediately exercisable owned by Ocean Castle Partners, LLC, of which Mr. Gross is the principal and has sole voting and dispositive power.

4 Includes 811,951 shares underlying warrants and options that are immediately exercisable.

5 Includes 170,589 shares underlying warrants and options that are immediately exercisable.

6 Includes 519,006 shares underlying warrants and options that are immediately exercisable.

7  Mr. Gross has sole voting and dispositive power.

8 Includes 1,165,181 shares of its affiliate, Platinum Partners LP. Also includes 485,492 shares pledged to Platinum Partners Global Macro Fund LP by Reed Properties Inc. granting voting control of such shares to Platinum Partners Global Macro Fund LP.

9 Includes 1,719,504 shares of its affiliate, Platinum Partners Global Macro Fund LP. Also includes 485,492 shares pledged to Platinum Partners Global Macro Fund LP by Reed Properties Inc. granting voting control of such shares to Platinum Partners Global Macro Fund LP.

10 Includes 485,492 shares pledged to Belgravia Investment Partners, LP by Reed Properties Inc. granting voting control of such shares to Belgravia Investment Partners, LP, of which Mr. Gross is managing partner and has sole voting and dispositive power.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial statements of business acquired.

Financial statements of TNCI UK, Ltd. for the years ended June 30, 2003 and 2002 and the three months ended September 30, 2003 and 2002 are filed as Exhibit 99.1.

(b)   Pro forma financial information.

      The following unaudited pro forma condensed combined financial statements of the Registrant, including the notes thereto, are filed as Exhibit 99.2 hereto and are incorporated herein by reference:

      Unaudited pro forma consolidated balance sheet combining the historical consolidated balance sheets of the Registrant and TNCI UK, Ltd.,as of September 30, 2003, giving effect to the Merger as if it occurred on September 30, 2003

      Unaudited pro forma consolidated statements of operations of the Registrant and TNCI UK, Ltd. for the year ended June 30, 2003 and the three months ended September 30, 2003, giving effect to the Merger as if it occurred at the beginning of each period presented.

Financial Statements of SZM Distributors, Inc. (1)

(1) Reference is made to Registrant's Annual Report on Form 10K-SB/A for the fiscal year ended December 31, 2002, filed April 12, 2003 and Registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2003 and September 30, 2003, filed August 14, 2003 and November 19, 2003, respectively, each of which is hereby incorporated by reference.

(c)   Exhibits.

99.1 Financial statements of TNCI UK, Ltd. for the years ended June 30, 2003 and 2002 and for the three months ended September 30, 2003 and 2002.

99.2  Unaudited Pro Forma Consolidated Financial Statements

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SZM Distributors, Inc.
                                                 ----------------------
                                                 (Registrant)


Date: January 26, 2004                           /s/ Irwin L. Gross
                                                 --------------------
                                                 IRWIN L. GROSS
                                                 CHAIRMAN AND CEO

                                  EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------

99.1 Financial statements of TNCI UK, Ltd. for the years ended June 30, 2003 and 2002 and for the three months ended September 30, 2003 and 2002.

99.2     Unaudited Pro Forma Consolidated Financial Statements